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                       [LOGO] CS FIRST BOSTON CORPORATION
                              55 EAST 52ND STREET
                            NEW YORK, NY 10055-0186
                             TELEPHONE 212 909 2000



                                                                   EXHIBIT 23(f)



                                    CONSENT
                                       OF
                          CS FIRST BOSTON CORPORATION



Board of Directors
GMIS Inc.
5 Country View Road
Malvern, PA 19355



Members of the Board:



    We hereby consent to the inclusion of (i) our opinion letter to the Board of Directors of GMIS Inc. (the "Company") as Appendix B in the Proxy Statement/Prospectus dated the date thereof included in the Registration Statement of HBO & Company on Form S-4 (the "Registration Statement") relating to the proposed merger involving the Company and a wholly owned subsidiary of HBO & Company, and (ii) references made to our firm and such opinion in the Registration Statement under the captions entitled "SUMMARY--The Merger Proposal," "THE MERGER PROPOSAL--Background of the Merger," "THE MERGER PROPOSAL--Reasons of GMIS for Engaging in the Merger; Recommendation of the GMIS Board" and "THE MERGER PROPOSAL--Opinion of Financial Advisor of GMIS". In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.



CS FIRST BOSTON CORPORATION



By: /s/ ANDREW R. TAUSSIG
   ----------------------------------
   Andrew R. Taussig
   Managing Director



November 6, 1996